Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-92095) of ScottishPower, plc of our report dated June 23, 2005 relating to the financial statements of PacifiCorp K Plus Employee Savings Plan, which appears in this Form 11-K.

/s/	PricewaterhouseCoopers LLP
Portland, Oregon June 27, 2005